EXHIBIT 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

          We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-______) pertaining to the Hollywood Media Corp. 2000 Stock Incentive Plan as Amended October 30, 2003 and the Hollywood Media Corp. Directors Stock Option Plan as Amended May 1, 2003, of our report dated March 26, 2004 with respect to the consolidated financial statements of Hollywood Media Corp. included in its Annual Report on Form 10-K for the year ended December 31, 2003, filed with the Securities and Exchange Commission.



                                                /s/ Ernst & Young LLP


Miami, Florida
March 29, 2004